UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒    Definitive Information Statement

CAMELOT ENTERTAINMENT GROUP INC.

(Name of Registrant as Specified In Its Charter)

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CAMELOT ENTERTAINMENT GROUP, INC.
 8001 Irvine Center Drive, Suite 400
Irvine, California 92618

Notice of Board of Directors Action by Written Consent

To Stockholders of Camelot Entertainment Group, Inc.:

Camelot Entertainment Group, Inc. ("Camelot") hereby gives notice to its stockholders as follows:

1.  The holders of the majority of the outstanding shares of common and preferred stock of Camelot and the Board of Directors of Camelot have unanimously adopted and have approved resolutions, attached as Exhibit A hereto, amending the Articles of Incorporation to effect an increase in the authorized shares of Camelot from 10,000,000,000 to 20,000,000,000 shares, with common stock authorized at 19,900,000,000 and preferred stock authorized at 100,000,000. The par value for the common stock has been changed from $.001 to $.0001. The Board believes that the increase in authorization is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

You have the right to receive this notice if you were a stockholder of record of common stock of Camelot at the close of business on the date of this notice (the "Record Date"). Since the actions amending the Articles of Incorporation have been approved by the Board of Directors and a majority of stockholder’s authorized to vote through a written consent of the majority stockholders, no proxies were or are being solicited.

The holders of the majority of the outstanding shares of common and preferred stock of Camelot and the Board of Directors of Camelot had previously unanimously adopted and approved the actions contemplated by the resolutions and subsequent actions taken in accordance herewith. Notwithstanding the foregoing, this notice is being provided to stockholders to keep them informed of recent actions taken by the Board of Directors.

We anticipate the approximate date of mailing to be on or after June 5, 2009. The actions by the Board of Directors and the majority of stockholders will become effective no later than June 30, 2009.

Irvine, California
June 5, 2009

/s/ Robert P. Atwell

Robert P. Atwell
President, Chief Executive Officer, Chairman of the Board of Directors

INFORMATION STATEMENT
OF
CAMELOT ENTERTAINMENT GROUP, INC.
130 VANTIS, SUITE 140
ALISO VIEJO, CA 92656
TELEPHONE (949) 334-2950

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about June 5, 2009 to the stockholders of record as of the close of business on June 5, 2009 of the common stock of Camelot Entertainment Group Inc. ("Camelot"). At the record date there were a total of 8,799,899,666 shares of Camelot’s $0.001 par value common stock issued and/or outstanding, including shares held in reserve by Camelot for funding and other contractual obligations, with each share issued having one vote per share ("Common Stock"). There were a total of 10,147,511 shares of Camelot’s $0.001 par value Series A Preferred Convertible Stock issued and outstanding, with each share issued having 50 votes per share. There were a total of 9,996,510 shares of Camelot’s $0.001 par value Series B Preferred Convertible Stock issued and outstanding, with each share issued having 1,000 votes per share. There were a total of 7,151,500 shares of Camelot’s $0.001 par value Series C Preferred Convertible Stock issued and outstanding, with each share issued having one vote per share.

The holders of the majority of the outstanding shares of common and preferred stock of Camelot and Camelot's board of directors have approved and authorized the action described below. Such approval and consent constitute the approval and consent of a majority of the stockholders of Camelot, the Board of Director’s and is sufficient under Delaware General Corporation Law and Camelot's by-laws to approve the action. Accordingly, the action will not be submitted to the stockholders of Camelot for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of the Delaware General Corporation Laws.

ACTION BY BOARD OF DIRECTORS

GENERAL

Camelot will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Camelot will only deliver one Information Statement to multiple security holders sharing an address unless Camelot has received contrary instructions from one or more of the security holders. Upon written or oral request, Camelot will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

CAMELOT ENTERTAINMENT GROUP INC.
8001 IRVINE CENTER DRIVE, SUITE 400
IRVINE, CA 92618
TELEPHONE (949) 754-3030
Attn: Robert P. Atwell, Chairman

INFORMATION ON CONSENTING DIRECTORS

Pursuant to Camelot’s by-laws and the Delaware General Corporation Laws, a vote by the members of at least a majority of Camelot's Stockholders and the Board of Director’s is required to effect the action described herein.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

    None

DISSENTERS’ RIGHT OF APPRAISAL

    None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 5, 2009, certain information regarding the ownership of Camelot’s capital stock by Camelot's Board of Director’s, executive officers and each person who is known to Camelot to be a beneficial owner of more than 5% of Camelot’s Common Stock. Unless otherwise indicated below, to Camelot’s knowledge, the person(s) listed below have sole voting and investing power with respect to his or her shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws.

As of June 5, 2009, there were 8,799,899,666 shares of Common Stock held by 128 stockholders of record that are considered to be issued and outstanding. There were 10,147,511 shares of Series A Preferred Convertible Stock held by four stockholders of record that are considered to be issued and outstanding. There were 9,996,510 shares of Series B Preferred Convertible Stock held by four stockholders of record that are considered to be issued and outstanding. There were 7,151,500 shares of Series C Preferred Convertible Stock held by 11 stockholders of record that are considered to be issued and outstanding, with each share issued having one vote per share.

Name of Beneficial Owner	Shares Beneficially Owned	Percent

Robert P. Atwell, Inc. (1) 130 Vantis, Suite 140 Aliso Viejo, CA 92656	531,766,319	6%

TOTAL 5% Stockholders as a Group	531,766,319	6%

(1) Includes all shares owned and or under the control of the Beneficial Owner. Robert P. Atwell is the owner of The Atwell Group, Inc. and other entities that have holdings in Camelot. Mr. Atwell is an officer and a director of Camelot.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

Securities Ownership of Management

Common Stock

The following table sets forth as of June 5, 2009, certain information, based on information obtained from the persons named below, with respect to the securities ownership of the common stock by Management. Management owns 7%, or 590,301,918 shares, of the Company’s common stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	531,766,319	6%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	58,535,599	1%

Totals:	590,301,918	7%

Note (1): Includes direct and indirect affiliate ownership.
Note (2): Includes direct and indirect affiliate ownership.
Note (3): Based on 8,799,899,666 shares issued as of 6/5/09.

The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

All shares are held beneficially and of record and each record stockholder has sole voting and investment power. The address at which each Executive Officer and Director can be reached is the Company's headquarters.

Preferred Stock

The following table sets forth as of June 5, 2009, certain information, based on information obtained from the persons named below, with respect to the securities ownership of preferred stock by Management. Management owns 99%, or 27,136,819 shares, of the Company’s 27,295,521 total shares of preferred stock.

As of June 5, 2009, we had three classes of preferred stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

On June 5, 2009, there were 9,996,510 shares outstanding of our $0.001 par value Series B Convertible Preferred Stock. The Series B Preferred converts to 10 shares of common stock for every one share of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 1,000 votes. Series B Preferred ranks superior to all other classes of stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

Preferred Stock - continued

On June 5, 2009, there were 10,147,511 shares outstanding of our $0.001 par value Series A Convertible Preferred Stock. The Series A Preferred converts to 4 shares of common stock for every one share of Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 50 votes. Series A Preferred ranks superior to our common stock and ranks junior to our Series B Preferred Stock.

On June 5, 2009, there were 7,151,500 shares outstanding of our $0.001 par value Series C Convertible Preferred Stock. The Series C Preferred converts to 1 share of common stock for every one share of Series C Preferred Stock. Each share of Series C Preferred Stock is entitled to 1 vote. Series C Preferred ranks superior to our common stock and ranks junior to our Series A and Series B Preferred Stock.

Name of Beneficial Owner	Series A Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	8,625,010	86%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,410,000	14%

Totals:	10,035,010	99%
Note (1): Includes shares held directly and indirectly. Converts to 34,500,040 common shares. Equals 431,250,500 votes.
Note (2): Includes shares held directly and indirectly. Converts to 5,640,000 common shares. Equals 70,500,000 votes. Note (3) Based on 10,147,511 total Series A Shares

Name of Beneficial Owner	Series B Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	8,560,809	86%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,410,000	13%

Totals:	9,970,809	99%

Note (1): Includes shares held directly and indirectly. Converts to 85,608,090 common shares. Equals 8,560,809,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 14,100,000 common shares. Equals 1,410,000,000 votes. Note (3): Based on 9,996,510 total Series B Shares

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

Preferred Stock - continued

Name of Beneficial Owner	Series C Preferred Shares Beneficially Owned	Percent (3)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	6,030,000	84%

George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,101,000	15%

Totals:	7,131,000	99%

Note (1): Includes shares held directly and indirectly. Converts to 6,030,000 common shares. Equals 6,030,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 1,101,000 common shares. Equals 1,101,000 votes.
Note (3): Based on 7,151,500 total Series C Shares.

Voting Rights by Class Summary

Common	Shares	Common Equivalent	Votes	Percentage
Management	590,301,918	590,301,918	590,301,918	7%
Others	8,209,597,748	8,209,597,748	8,209,597,748	93%
Total	8,799,899,666	8,799,899,666	8,799,899,666	100%

Series A	Shares	Common Equivalent	Votes	Percentage
Management	10,035,010	40,140,040	501,750,500	99%
Others	112,501	450,004	5,625,050	1%
Total	10,147,511	40,590,044	507,375,550	100%

Series B	Shares	Common Equivalent	Votes	Percentage
Management	9,970,809	99,708,090	9,970,809,000	99%
Others	25,701	257,010	25,701,000	1%
Total	9,996,510	99,965,100	9,996,510,000	100%

Series C	Shares	Common Equivalent	Votes	Percentage
Management	7,131,000	7,131,000	7,131,000	99%
Others	20,500	20,500	20,500	1%
Total	7,151,500	7,151,500	7,151,500	100%

Total	Shares	Common Equivalent	Votes	Percentage
Management	617,438,737	737,281,048	11,069,992,418	57%
Others	8,209,756,450	8,210,325,262	8,240,944,298	43%
Total	8,827,195,187	8,947,606,310	19,310,936,716	100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

Voting Rights of Management and Beneficial Owners of 5% or More of the Common Stock

The following table shows the total voting rights of management and beneficial owners of 5% or more of common stock on items that are presented to stockholders at annual and special meetings of the stockholders which require stockholder approval.

Name of Beneficial Owner (1)	Total Votes	Percent

Robert P. Atwell Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	9,529,855,819	49%

George Jackson Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,540,136,599	8%

All Other Common Stockholders	8,240,944,298	43%

Totals:	19,310,936,716	100%

Note (1): Includes direct and indirect affiliate ownership.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS AND BOARD MEMBERS

The following action was taken based upon the unanimous recommendation of a majority of Camelot stockholders and the Camelot's Board of Directors (the "Board"):

ACTION I
AMENDMENT TO ARTICLES OF INCORPORATION
INCREASE IN AUTHORIZED STOCK

MATERIAL TERMS OF THE AMENDMENT TO ARTICLES OF INCORPORATION

The Board and the majority of stockholders have unanimously adopted and approved the resolutions, attached as Exhibit A hereto, to amend the articles of incorporation to affect an increase in the authorized shares of Camelot.  The Board believes that the increase in authorized shares is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

The immediate effect of the increase in authorized shares will be to increase the total number of shares of authorized from 10,000,000,000 to 20,000,000,000 shares including both common and preferred. The amendment authorized an increase in Camelot Common Stock from 9,950,000,000 shares to 19,900,000,000 shares with a par value of $.0001. The total number of shares of authorized Camelot Preferred Stock will increase from 50,000,000 shares to 100,000,000 shares of Preferred Stock.

The increase in authorized shares will affect all of the holders of Camelot's Common and Preferred Stock uniformly and will affect a stockholder's percentage ownership interest in Camelot and their respective proportionate voting power, including subsequent dilution that will result from the issuance of additional shares.

The amendment to the articles of incorporation will become effective on or before, but no later than June 30, 2009 (the "Effective Date"). The amendment will have taken place by the Effective Date without any further action on the part of the holders of Camelot's Common or Preferred Stock.

The Board resolution granting the authority to amend the articles of incorporation and affect an increase in the authorized shares of the Common Stock of Camelot is attached hereto as Exhibit A.

MATERIAL TERMS OF THE AMENDMENT TO ARTICLES OF INCORPORATION - continued

The holders of the majority of the outstanding shares of common and preferred stock of Camelot and the Board of Directors of Camelot had previously unanimously adopted and approved the actions contemplated by the resolutions and subsequent actions taken in accordance herewith. Notwithstanding the foregoing, this notice is being provided to stockholders to keep them informed of recent actions taken by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

There are no known material federal income tax consequences of the amendment to the articles of incorporation and the following does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common and Preferred Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the amendment to the articles of incorporation in light of their personal circumstances and the consequences under state, local and foreign tax laws.  No gain or loss will be recognized by Camelot in connection with the amendment to the articles of incorporation. No gain or loss will be recognized by a stockholder in connection with the amendment to the articles of incorporation. The aggregate basis of the shares of the Common or Preferred Stock will be the same after the amendment to the articles of incorporation as the aggregate basis of the shares of Common or Preferred Stock prior to the amendment to the articles of incorporation.

Camelot's views regarding the tax consequences of the amendment to the articles of incorporation are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the amendment to the articles of incorporation may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF CAMELOT COMMON OR PREFERRED STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

(Remainder of Page Left Intentionally Blank)

Additional information for our stockholders:

Why have I received these materials?

Camelot is required under the Securities and Exchange Act of 1934, as amended, to deliver this information statement to all stockholders of Camelot in order to inform them that the majority of stockholders and the Board of Directors have taken certain actions that affect the Company.  The holders of the majority of the outstanding shares of common and preferred stock of Camelot and the Board of Directors of Camelot had previously unanimously adopted and approved the actions contemplated by the resolutions and subsequent actions taken in accordance herewith. At that time, an information statement was sent to all stockholders of record. Notwithstanding the foregoing, this notice is being provided to stockholders to keep them informed of recent actions taken by the Board of Directors. As a result, this information statement is being sent to you because you are a holder of Common or Preferred stock in Camelot.

What action did the Majority of Stockholders and the Board of Directors take?

The majority of the stockholders and the Board has unanimously adopted and has approved resolutions, attached as Exhibit A hereto, to effect the amendment to the articles of incorporation.  The Board believes that the amendment to the articles of incorporation is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

Why is it that the Majority of Stockholders and the Board of Directors can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Articles of Incorporation and Bylaws of Camelot and Delaware law provide that any corporate action may be taken by the majority of stockholders through a written consent and the Board of Directors without a meeting or vote of stockholders as long as a majority of the stockholders and the Board of Directors approve and authorize the action during a regular or special meeting or with the written consent of the majority of stockholders and the Board of Directors.

Is it necessary for me to do anything?

No. No other votes are necessary or required. The actions taken as a result of the majority of the stockholders action and the Board of Director’s authorization which will become effective with the Secretary of State of the State of Delaware on or before, but no later than April 16, 2009.

Who is paying for the mailing of this information statement?

Camelot will pay the costs of preparing and sending out this information statement. It will be sent to all common and preferred stockholders by regular mail. Camelot may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of Common and Preferred Stock.

Can I object to the actions taken by the Board of Directors?

Delaware law does not provide for dissenter's rights in connection with the majority of stockholders or the Board of Director’s authorization to institute an amendment to the articles of incorporation.

Where can I get copies of this information statement or copies of Camelot’s annual report?

Copies of this information statement and Camelot’s  most recent annual report filed with the Securities and Exchange Commission (SEC) on Form 10-KSB and most recent interim report filed with the SEC on Form 10-Q are available to stockholders at no charge upon request directed as follows:

Camelot Entertainment Group, Inc.
Attn:  Stockholder Relations
8001 Irvine Center Drive, Suite 400
Irvine, California 92618
www.camelotfilms.com

How do I know that the majority of stockholders and Board of Director members voting to amend the articles of incorporation and increase the authorized shares had more than a majority of the stockholder and Board of Director votes?

On June 5, 2009, the date of the written consent to action by the majority of stockholders and the Board of Directors, a majority of the voting shares according to the official stockholder records of Camelot, and both of our current Board of Director members approved the action. These stockholders and Board of Director members, representing more than a majority of our stockholders and Camelot’s Board of Directors, have executed and delivered written consents to the actions set forth herein. In addition, the stockholders had previously authorized the actions taken by the Board of Directors in connection herewith.

Who are the Board of Director members who voted to amend the articles of incorporation?

Robert P. Atwell, Chairman, CEO

George Jackson, Secretary, CFO

Who was entitled to vote to amend the articles of incorporation?

The stockholders of Camelot and the members of the Board of Directors. The action was taken by written consent having been approved by a majority of the stockholders, and by a majority of the Board of Directors.

Who is entitled to receive notice of these actions by the Board of Directors?

Every person or entity who owned common stock in Camelot as of June 5, 2009 is entitled to receive a copy of this information statement. This date is called the Record Date and was set by the Board of Directors of Camelot.

What consent was required in order to implement an amendment to the articles of incorporation?

The action discussed herein to amend the articles of incorporation requires the consent of holders of the majority of Camelot stock and the Board of Directors. A majority means one vote more than 50% of the number of stockholders and board members eligible to vote. Since the holders of 57% of the possible votes, which represents a majority of stockholders, and the Board of Director member’s who acted by written consent to authorize the amendment of the articles of incorporation held a majority of the vote, they could do this without a meeting by consent and then inform you of this action.

What actions were taken by the Board of Directors?

There was one action taken. It was as follows:

Action No. 1: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof number “Fourth” so that, as amended, said Article shall be and read as follows:

What actions were taken by the Board of Directors?  - continued

The corporation shall be authorized to issue Twenty Billion (20,000,000,000) shares of Stock, as follows: Nineteen Billion Nine Hundred Million (19,900,000,000) shares of Common Stock having a $.0001 par value, and One Hundred Million (100,000,000) shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the issuance of shares. Stockholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Corporation's common or preferred stock.

Why is Camelot implementing the amendment to the articles of incorporation?

Currently, Camelot has 8,799,899,666 shares of Common Stock issued and/or outstanding and 27,295,521 shares of Preferred Stock issued and outstanding.

Camelot is amending the articles of incorporation to increase the authorized shares because it believes that the increase in Common Stock authorized will provide it greater flexibility with respect to its capital structure for such purposes as additional equity financing, stock based acquisitions and issuance of stock in accordance with our business model as described in our annual report and subsequent quarterly reports filed with the Securities and Exchange Commission between April 15, 2008 and May 15, 2009. In addition, Camelot needs additional shares authorized in order to be able to meet current contractual and regulatory obligations.

What effect will the amendment to the articles of incorporation have on my stock?

The terms of the shares of any new Common and Preferred Stock will be identical to those of the currently outstanding shares of Common and Preferred Stock. However, because holders of Common and Preferred Stock have no preemptive rights to purchase or subscribe for any unissued stock of Camelot, the issuance of additional shares of Common and Preferred Stock following the amendment to the articles of incorporation will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common and Preferred Stock. The relative rights and limitations of the shares of Common and Preferred Stock will remain unchanged under this action. The tax basis for your Common or Preferred Stock will remain the same upon the effectiveness of the amendment to the articles of incorporation.

As of the Record Date, a total of 8,799,899,666 shares of Camelot's currently authorized 10,000,000,000 shares of Common Stock are issued and/or outstanding. A total of 27,295,521 shares of Camelot's currently authorized 50,000,000 shares of Preferred Stock are issued and outstanding. The availability of authorized but unissued shares of Common and/or Preferred Stock would enable Camelot, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The increase in the number of shares of Common and Preferred Stock authorized, issued and/or outstanding could have a number of effects on Camelot's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The effect of the amendment to the articles of incorporation could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Camelot more difficult. For example, additional shares could be issued by Camelot so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Camelot. Similarly, the issuance of additional shares to certain persons allied with Camelot's management could have the effect of making it more difficult to remove Camelot's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of Camelot, and this action is not being taken with the intent that it be utilized as a type of anti-takeover device.

What effect will the amendment to the articles of incorporation have on my stock? - continued

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common or Preferred Stock that may be issued in the future, and therefore, future issuances of Common or Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

What effect will this action have on the issued and outstanding Preferred Stock and what subsequent effect will it have on my Common Stock?

As of the Record Date, a total of 27,295,521 shares of Camelot's currently authorized 50,000,000 shares of Preferred Stock are issued and outstanding. The actions taken by the Board of Directors hereunder will have no effect on the number of authorized shares of "blank check" preferred stock available to be issued by Camelot in the future.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors of Camelot upon issuance. The authorization of such blank check preferred stock permits the Board of Directors to authorize and issue preferred stock from time to time in one or more series. To date, Camelot has created and issued three series of preferred stock, Series A, Series B and Series C.  There are 10,147,511 Series A outstanding, 9,996,510 Series B outstanding and 7,151,500 Series C outstanding.

Subject to the provisions of Camelot's Articles of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Camelot and its stockholders. The amendment to the articles of incorporation authorized by the Board of Directors gives the Board of Directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of Camelot and its stockholders.

The action taken by the Board of Directors will provide Camelot with increased financial flexibility in meeting future capital requirements by making available additional shares of Common Stock, while the number of Preferred Shares authorized remains the same. Our articles of incorporation, as amended, will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by Camelot, or issuance as part or all of the consideration required to be paid by Camelot for officers and directors, employees, consideration to be paid in connection with our business model, vendors, acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Camelot by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Camelot. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Camelot by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Camelot by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.

What effect will this action have on the issued and outstanding Preferred Stock and what subsequent effect will it have on my Common Stock? - continued

Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Forward-Looking Statements

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room, 100 F Street, NE, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov. You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than June 5, 2009, or such earlier date as is expressly set forth herein.

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EXHIBIT A
WRITTEN CONSENT
OF THE
MAJORITY OF STOCKHOLDERS
OF
CAMELOT ENTERTAINMENT GROUP, INC.
a Delaware Corporation

The undersigned, being holders of a majority of voting shares of Camelot, Entertainment Group, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by the Delaware General Corporation Laws and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 5th day of June 2009:

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, the undersigned have determined, after reviewing the number of currently issued and outstanding shares of Common and Preferred Stock of the Corporation, that it is in the best interests of the Corporation and its stockholders that the Articles of Incorporation be amended in order for the authorized common shares to be increased; and

WHEREAS, subject to and in compliance the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its stockholders that a record date for the Amendment to Articles of Incorporation be set as June 5, 2009 (the "Record Date"), such that all persons holding shares of Common and Preferred Stock on the Record Date shall be entitled to receive notice of the action taken in accordance herewith; and

WHEREAS, the stockholders have previously authorized the Board of Directors to take action as it deemed necessary, including, but not limited to, the amending of the articles of incorporation to affect an increase in the authorized shares and to change the par value of the common stock to $.0001in order to fulfill contractual and financial obligations of the Corporation; and

NOW, THEREFORE, BE IT RESOLVED, that the Corporation’s Board of Directors are hereby authorized and directed to amend the Corporation’s Articles of Incorporation as follows:

Camelot Entertainment Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, the undersigned, Secretary of Camelot Entertainment Group, Inc.,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Camelot Entertainment Group, Inc., a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number “Fourth” so that, as amended, said Article shall be and read as follows:

The corporation shall be authorized to issue Twenty Billion (20,000,000,000) shares of Stock, as follows: Nineteen Billion Nine Hundred Million (19,900,000,000) shares of Common Stock having a $.0001 par value, and One Hundred Million (100,000,000) shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the issuance of shares. Stockholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Corporation's common or preferred stock.

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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED FURTHER, that the Record Date be, and hereby is approved; and

RESOLVED FURTHER, that this Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ George Jackson	/s/Robert Atwell
George Jackson, Stockholder	Robert Atwell, Stockholder

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EXHIBIT B
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
 OF CERTIFICATE OF INCORPORATION

KNOW ALL MEN BY THESE PRESENTS:

Camelot Entertainment Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, the undersigned, Secretary of Camelot Entertainment Group, Inc.,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Camelot Entertainment Group, Inc., a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number “Fourth” so that, as amended, said Article shall be and read as follows:

The corporation shall be authorized to issue Twenty Billion (20,000,000,000) shares of Stock, as follows: Nineteen Billion Nine Hundred Million (19,900,000,000) shares of Common Stock having a $.0001 par value, and One Hundred Million (100,000,000) shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the issuance of shares. Stockholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Corporation's common or preferred stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Secretary has caused this certificate to be signed.

GEORGE JACKSON, an Authorized Officer, this 8th day of June, 2009.

BY: /s/ George Jackson
Authorized Officer
TITLE: Secretary
NAME: George Jackson

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